EXHIBIT 10.5
Debt Resolve, Inc.
707 Westchester Avenue, Suite L7
White Plains, New York 10604

Ladies and Gentlemen:

The undersigned, an owner of a 15% senior secured convertible promissory note (the “Note”) of Debt Resolve, Inc., a Delaware corporation (the “Company”), in the principal face amount of $_______________________ and a warrant (the “Warrant”) to purchase __________________________ shares of common stock, par value $.001 per share, of the Company (“Common Stock”), understands that the Company proposes to file with the U.S. Securities and Exchange Commission a registration statement for the registration of Common Stock of the Company (the “Registration Statement”) in connection with a proposed public offering of such Common Stock (the “Offering”). The undersigned further understands that the Company and Maxim Group LLC (the “Underwriter”) intend to enter into an underwriting agreement relating to the Offering upon the effectiveness of the Registration Statement (the “Underwriting Agreement”).

In order to induce the Underwriter to proceed with the Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should the Offering become effective, the undersigned will not, without the Underwriter’s prior written consent (and, if required by applicable state blue sky laws, the securities commissions in any such states), offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of, directly or indirectly, (i) any of the Notes, or any shares of Common Stock issued in connection with the conversion of the Notes, or by reason of any stock split or other distribution of stock, or grant of options, warrants or other rights with respect to any such options, all during the six-month period commencing on the date the Company’s Registration Statement is declared effective by the Securities and Exchange Commission) (the “Effective Date”) and (ii) any of the Warrants, or any shares of Common Stock issued in connection with the exercise of the Warrants, or by reason of any stock split or other distribution of stock, or grant of options, warrants or other rights with respect to any such options, all during the six-month period commencing on the Effective Date; provided that the foregoing shall not apply to (1) securities of the Company acquired by the undersigned in the Offering or securities of the Company acquired by the undersigned in the after market after the Effective Date; and (2) the transfer without consideration to family members or a trust established for their benefit in connection with which the proposed transferee agrees in writing to be bound by all of the provisions of this agreement prior to the consummation of such transfer.

Furthermore, the undersigned will permit all certificates evidencing any such securities to be endorsed with an appropriate restrictive legend reflecting the terms of this letter, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company. A copy of this letter will be available from the Company or the Company’s transfer agent upon request and without charge. The terms and conditions of this letter can be modified (including premature termination of this Agreement) only with the prior written consent of the Underwriter.

Dated: ___________ ___, 2006		Printed Name

By:
Signature